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                                                                     Exhibit 3.3

                           AMENDED AND RESTATED BYLAWS

                                       OF

                          SUN COMMUNITY BANCORP LIMITED

                                    ARTICLE I
                                     OFFICES

         SECTION 1. REGISTERED OFFICE. The registered office shall be in the City of Tucson, County of Pima, State of Arizona.

         SECTION 2. OTHER OFFICES. The corporation may also have offices at such other places, both within and without the State of Arizona, as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                                  SHAREHOLDERS

         SECTION 1. PLACE OF MEETING. All meetings of the shareholders of this corporation shall be held at such time and place, either within or without the State of Arizona, as may be determined from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         SECTION 2. ANNUAL MEETING OF SHAREHOLDERS. The annual meeting of shareholders for election of directors and for such other business as may properly come before the meeting, commencing with the year 1997, shall be held on the first Wednesday of April if not a legal holiday, and if a legal holiday, then on the next business day following, at 10:00 a.m., local time, or at such other date and time as shall be determined from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. If the annual meeting is not held on the date designated therefor, the board shall cause the meeting to be held as soon thereafter as convenient.

         SECTION 3. BUSINESS AT ANNUAL MEETINGS. No business may be transacted at an annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the board of directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any shareholder of the corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 3 and on the record date for the determination of shareholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 3.
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         In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the secretary of the corporation.

         To be timely, a shareholder's notice to the secretary must be delivered to or mailed and received at the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

         To be in proper written form, a shareholder's notice to the secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of capital stock of the corporation that are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

         No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 3, provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 3 shall be deemed to preclude discussion by any shareholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

         SECTION 4. ORDER OF BUSINESS AT ANNUAL MEETING. The order of business at the annual meeting of the shareholders shall be as follows:

                  (a)  Reading of notice and proof of mailing,

                  (b)  Reports of officers,

                  (c)  Election of directors,

                  (d)  Transaction of other business mentioned in the notice,


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                  (e)  Adjournment,

provided that, in the absence of any objection, the presiding officer may vary the order of business at his discretion.

         SECTION 5. NOTICE OF MEETING OF SHAREHOLDERS. Except as otherwise provided in the General Corporation Act (herein called the "Act"), or the articles of incorporation, written notice of the time and place of a meeting of shareholders shall be given not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by an officer of the corporation at the direction of the person or persons calling the meeting, to each shareholder of record entitled to vote at the meeting. When a meeting is adjourned to another time or place, it is not necessary to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. However, if after the adjournment, the board of directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to vote at the meeting.

         SECTION 6. LIST OF SHAREHOLDERS ENTITLED TO VOTE. The officer or agent having charge of the stock transfer books for shares of capital stock of the corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders' meeting or any adjournment thereof. The list shall:

                  (a) Be arranged alphabetically within each class and series of capital stock, with the address of, and the number of shares held by, each shareholder.

                  (b) Be produced at the time and place of the meeting.

         SECTION 7. SPECIAL MEETING OF SHAREHOLDERS. Except as otherwise provided in the articles of incorporation, a special meeting of shareholders may be called at any time by the chief executive officer of the corporation (see
Article V, Section 4) or by a majority of the members of the board of directors then in office, or by shareholders of not fewer than one-quarter (25%) of all the shares entitled to vote at such special meeting. The method by which such meeting may be called is as follows: Upon receipt of a specification in writing setting forth the date and objects of such proposed special meeting, signed by the chief executive officer, or by a majority of the members of the board of directors then in office, or by shareholders as above provided, the secretary of this corporation shall prepare, sign and mail the notices requisite to such meeting.

         SECTION 8. QUORUM OF SHAREHOLDERS. Unless a greater or lesser quorum is provided in the articles of incorporation, in a bylaw adopted by the shareholders or in the Act, shares entitled to cast a majority of the votes at a meeting constitute a quorum at the meeting, but in no event shall a quorum consist of less than one-third of the shares entitled to vote at the meeting. The shareholders present in person or by proxy at such meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

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Whether or not a quorum is present, the meeting may be adjourned by a vote of the majority of the shares present.

         SECTION 9. VOTE OF SHAREHOLDERS. Each outstanding share of capital stock of the corporation shall be entitled to one vote on each matter submitted to a vote, unless otherwise provided in the articles of incorporation or the Act. A vote may be cast either orally or in writing. When an action, other than the election of directors, is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon, unless a greater plurality is required by the articles of incorporation or the Act. Directors shall be elected by a plurality of the votes cast at an election.

         SECTION 10. RECORD DATE FOR DETERMINATION OF SHAREHOLDERS. For the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders or an adjournment thereof, or to express consent or to dissent from a proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of a dividend or allotment of a right, or for the purpose of any other action, the board may fix, in advance, a date as the record date for any such determination of shareholders. The date shall not be more than seventy days before the meeting or action requiring a determination of shareholders. If a record date is not fixed (a) the record date for determination of shareholders shall be the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held, and (b) the record date for determining shareholders entitled to express consent to corporate action in writing without meeting shall be the time of the day on which the first written consent is served on the corporation as provided in section 10-141 of the Act. When a determination of shareholders of record entitled to notice or to vote at a meeting of shareholders has been made as provided in this Section, the determination applies to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting and further provided that the adjournment or adjournments do not exceed thirty days in the aggregate.

         SECTION 11. PROXIES. A shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize one or more other persons to act for him by proxy. A proxy shall be signed by the shareholder or his authorized agent or representative. A proxy shall not be valid after the expiration of eleven months from its date unless otherwise provided in the proxy.

         SECTION 12. INSPECTORS OF ELECTION. The board of directors, in advance of a shareholders' meeting, may appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a shareholders' meeting may, and on request of a shareholder entitled to vote thereat, shall appoint one or more inspectors. In case a person appointed fails to appear or act, the vacancy may be filled by appointment made by the board of directors in advance of the meeting or at the meeting by the person presiding thereat. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine challenges and

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questions arising in connection with the right to vote, count and tabulate votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or a shareholder entitled to vote thereat, the inspectors shall make and execute a written report to the person presiding at the meeting of any of the facts found by them and matters determined by them. The report is prima facie evidence of the facts stated and of the vote as certified by the inspectors.

         SECTION 13. CONSENT OF SHAREHOLDERS IN LIEU OF MEETING. Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if all the shareholders entitled to vote thereon consent thereto in writing.

                                   ARTICLE III
                                    DIRECTORS

     SECTION 1. NUMBER AND TERM OF DIRECTORS. The number of directors which shall constitute the whole board shall be not less than five nor more than twenty-five. Until commencement of business of the corporation, the board of directors shall consist of no less than one director. Thereafter, the number of directors which shall constitute the board of directors shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire board of directors. The members of the initial board of directors shall be named in the articles of incorporation. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. A director shall hold office until the next annual meeting of shareholders and thereafter until his successor shall be elected and qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. A director may resign at any time upon written notice to the corporation. Directors need not be shareholders.



         SECTION 2. VACANCIES. A position occurring in the board of directors resulting from a vacancy or an increase in the number of directors may be filled by the affirmative vote of a majority of the remaining directors of the entire board then in office, though not less than a quorum of the board, for a term of office until the next annual meeting of shareholders, and thereafter until his successor shall be elected and qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

         SECTION 3. REMOVAL. Any director, or the entire board, may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the corporation entitled to vote, voting together as a single class. Except, that if less than the entire board is to be removed, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors.


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         SECTION 4. RESIGNATION. A director may resign by written notice to the corporation. The resignation is effective upon its receipt by the corporation or a subsequent time as set forth in the notice of resignation.

         SECTION 5. POWERS. The business and affairs of the corporation shall be managed by its board of directors, except as otherwise provided in the Act or in the articles of incorporation.

         SECTION 6. LOCATION OF MEETINGS. Regular or special meetings of the board of directors must be held within the State of Arizona.

         SECTION 7. ANNUAL ORGANIZATION MEETING OF BOARD. An annual organization meeting of the board of directors shall be held at the place of holding the annual meeting of shareholders, and immediately following the same, for the purpose of electing officers and transacting any other business properly brought before it, provided that the annual organization meeting in any year may be held at a different time and place than that herein provided by a consent of a majority of the board of directors. No notice of such meeting shall be necessary to the directors in order to legally constitute the meeting, provided a quorum shall be present, unless said meeting is not held at the place of holding and immediately following the annual meeting of shareholders.

         SECTION 8. REGULAR MEETING OF BOARD. Regular meeting of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.


         SECTION 9. SPECIAL MEETING OF BOARD. Special meetings of the board of directors may be called by the chief executive officer, or by a majority of the persons then comprising the board of directors, at any time by means of notice of the time and place thereof to each director, given not less than twenty-four hours before the time such special meeting is to be held. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

         SECTION 10. COMMITTEES OF DIRECTORS. The board of directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. Any such committee, to the extent provided in the resolution of the full Board of Directors creating such committee, may exercise the powers and authority expressly delegated therein. However, such a committee shall not have any power or authority beyond the scope of the resolution establishing same, nor have power or authority over the following matters: a) The submission to shareholders pursuant to the requirement of Chapter 1 of the Act of any action that requires shareholders' authorization or approval under such chapter; b) The filling of vacancies on the board of directors or in any committee of the board of directors; c) The amendment or repeal of the bylaws, or the adoption of new bylaws; d) The fixing of compensation of directors for serving on the board or on any committee of the board of directors.

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         SECTION 11. QUORUM AND REQUIRED VOTE OF BOARD AND COMMITTEES. At all
meetings of the board of directors, or of a committee thereof, a majority of the members of the board then in office, or of the members of a committee thereof, constitutes a quorum for transaction of business. The vote of the majority of members present at a meeting at which a quorum is present constitutes the action of the board or of the committee unless the vote of a larger number is required by the Act or by the articles of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         SECTION 12. ACTION BY WRITTEN CONSENT. Action required or permitted to be taken pursuant to authorization voted at a meeting of the board of directors or a committee thereof, may be taken without a meeting if, before or after the action, all members of the board or of the committee consent thereto in writing. The written consents shall be filed with the minutes of the proceedings of the board or committee. The consent has the same effect as a vote of the board or committee for all purposes.

         SECTION 13. COMPENSATION OF DIRECTORS. The board of directors, by affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation of directors for services to the corporation as directors or officers, but approval of the shareholders is required if the articles of incorporation, these bylaws, or any provisions of the Act so provide.

         SECTION 14. PARTICIPATION IN MEETING BY TELEPHONE. By oral or written permission of a majority of the board of directors, a member of the board of directors or of a committee designated by the board, may participate in a meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meetings can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting. Neither the chairman nor any other member of the board of directors need be physically present in the state of Arizona whenever a meeting is conducted by telephone in accordance with this section.

         SECTION 15.  NOMINATIONS OF DIRECTOR CANDIDATES.

                  (a) Eligibility to Make Nominations. Nominations of candidates for election as directors of the corporation at any meeting of shareholders called for election of directors (an "Election Meeting") may be made by the board of directors or by any shareholder entitled to vote at such Election Meeting.

                  (b) Procedure for Nominations by the Board of Directors. Nominations made by the board of directors shall be made at a meeting of the board of directors, or by written consent of directors in lieu of a meeting, and such nominations shall be reflected in the minute books of the corporation as of the date made. At the request of the secretary of the corporation, each proposed nominee shall provide the corporation with such information concerning himself as is required,

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under the rules of the Securities and Exchange Commission, to be included in the corporation's proxy statement soliciting proxies for his election as a director.

                  (c) Procedure for Nominations by Shareholders. No less than ninety days prior to the date of the Election Meeting in the case of an annual meeting, and not more than seven days following the date of notice of the meeting in the case of a special meeting, any shareholder who intends to make a nomination at the Election meeting shall deliver a notice to the secretary of the corporation setting forth (I) the name, age, business address and resident of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of each class and series of capital stock of the corporation which are beneficially owned by each such nominee, and (iv) such other information concerning each such nominee as would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of such nominee.

                  (d) Substitution of Nominees. In the event that a person is validly designated as a nominee in accordance with subsection (b) or (c) hereof, and shall thereafter become unable or unwilling to stand for election to the board of directors, the board of directors or the shareholder who proposed such nominee, as the case may be, may designate a substitute nominee.

                  (e) Age Qualification. No person shall be nominated or elected as a director of the corporation after having attained the age of seventy years; provided, however, the foregoing shall not be deemed to prevent a person duly nominated and elected as a director of the corporation prior to attaining the age of seventy years from continuing to hold office after attaining the age of seventy years for the full term of office to which he was so elected.

         (f) Determination of Compliance with Procedures. If the chairman of the Election Meeting determines that a nomination was not in accordance with the foregoing procedures, such nomination shall be void.

         (g) Board Not Required to Include Information. Notwithstanding compliance with the foregoing provisions, the board of directors shall not be obligated to include information as to any shareholder nominee for director in any proxy statement or other communication sent to shareholders.

                                   ARTICLE IV
                                     NOTICES

         SECTION 1. NOTICE. Whenever any notice or communication is required to be given by mail to any director or shareholder under any provision of the Act, or of the articles of incorporation or of these bylaws, it shall be given in writing, except as otherwise provided in the Act, to such director or shareholder at the address designated by him for that purpose or, if none is designated, at his last known address. The notice or communication is given when deposited, with postage thereon prepaid, in a post office or official depository under the exclusive care and custody of the United States postal service. The mailing shall be registered, certified or other first class mail

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except where otherwise provided in the Act. Notice to a shareholder of a special meeting, if mailed, shall be deemed to be delivered when mailed to his address as it appears on the stock transfer book of the corporation. Written notice may also be given in person or by facsimile, overnight delivery, telegram, telex, radiogram, cablegram or mailgram, and such notice shall be deemed to be given when the recipient receives the notice personally, or when the notice, addressed as provided above, has been delivered to the company, or to the equipment transmitting such notice. Neither the business to be transacted at, nor the purpose of, a regular or special meeting of the board of directors need be specified in the notice of the meeting unless required by the articles of incorporation.


         SECTION 2. WAIVER OF NOTICE. When, under the Act or the articles of incorporation or these bylaws, or by the terms of an agreement or instrument, the corporation or the board or any committee thereof, may take action after notice to any person or after lapse of a prescribed period of time, the action may be taken without notice and without lapse of the period of time, if at any time before or after the action is completed the person entitled to notice or to participate in the action to be taken or, in case of a shareholder, by his attorney-in-fact, submits a signed waiver of such requirements. Neither the business to be transacted at, nor the purpose of, a regular or special meeting of the board of directors need be specified in the waiver of notice of the meeting. Attendance of a person at a meeting of shareholders, in person or by proxy, or of a director at a meeting, constitutes a waiver of notice of such meeting, except when the person or director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                                    ARTICLE V
                                    OFFICERS

         SECTION 1. SELECTION. The board of directors, at its first meeting and at each meeting following the annual meeting of shareholders, may elect or appoint a president, a secretary and a treasurer. The board of directors may also elect or appoint a chairman of the board, one or more vice presidents and such other officers, employees and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board. Any two or more offices may be held by the same person. An officer shall not execute, acknowledge or verify an instrument in more than one capacity.

         SECTION 2. COMPENSATION. The salaries of all officers, employees and agents of the corporation shall be fixed by the board of directors; provided, however, that the board may delegate to the officers the fixing of compensation of assistant officers, employees and agents.

         SECTION 3. TERM, REMOVAL AND VACANCIES. Each officer of the corporation shall hold office for the term for which he is elected or appointed and until his successor is elected or appointed and qualified, or until his resignation or removal. An officer elected or appointed by the board of directors may be removed by the board with or without cause at any time. An officer may resign by written notice to the corporation. The resignation is effective upon its receipt by the corporation or at a subsequent time

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specified in the notice of resignation. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.


         SECTION 4. CHIEF EXECUTIVE OFFICER. At each annual organization meeting of the board of directors, the board shall designate the chairman of the board or president as the chief executive officer of the corporation; provided, however, that if a motion is not made and carried to change the designation, the designation shall be the same as the designation for the preceding year; provided, further, that the designation of the chief executive officer may be changed at any special meeting of the board of directors. The president shall be the chief executive officer whenever the office of chairman of the board is vacant. The chief executive officer shall be responsible to the board of directors for the general supervision and management of the business and affairs of the corporation and shall see that all orders and resolutions of the board are carried into effect.

         SECTION 5. CHAIRMAN OF THE BOARD OF DIRECTORS. The chairman of the board shall be elected or appointed by, and from among, membership of the board of directors. He shall preside at all meetings of the shareholders, of the board of directors, and of any executive committee. He shall perform such other duties and functions as shall be assigned to him from time to time by the board of directors. He shall be, ex officio, a member of all standing committees. Except where by law the signature of the president of the corporation is required, the chairman of the board of directors shall possess the same power and authority to sign all certificates, contracts, instruments, papers and documents of every conceivable kind and character whatsoever in the name of and on behalf of the corporation which may be authorized by the board of directors. During the absence or disability of the president, or while the office is vacant, the chairman of the board of directors shall exercise all of the powers and discharge all of the duties of the president.

         SECTION 6. VICE CHAIRMAN OF THE BOARD OF DIRECTORS. The vice chairman of the board shall be elected or appointed by, and from among, membership of the board of directors. The vice chairman shall perform such duties and functions as shall be assigned to him or her from time to time by the board of directors. During the absence or disability of the chairman of the board, or while that office is vacant, the vice chairman shall preside over all meetings of the board of directors, of the shareholders, and of any executive committee, and shall perform all of the duties and functions, and when so acting shall have all powers and authority of the chairman of the board.

         SECTION 7. PRESIDENT. The president shall be elected or appointed by, and from among, the membership of the board of directors. The president shall, in general, perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors.

         SECTION 8. VICE PRESIDENTS. The board of directors may elect or appoint one or more vice presidents. The board of directors may designate one or more vice presidents as executive or senior vice presidents. Unless the board of directors shall otherwise provide by resolution duly

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adopted by it, such of the vice presidents as shall have been designated executive or senior vice presidents and are members of the board of directors in the order specified by the board of directors (or if no vice president who is a member of the board of directors shall have been designated as executive or senior vice president, then such vice presidents as are members of the board of directors in the order specified by the board of directors) shall perform the duties and exercise the powers of the president during the absence or disability of the president. The vice presidents shall perform such other duties as may be delegated to them by the board of directors, any executive committee, or the president.

         SECTION 9. SECRETARY. The board of directors shall elect a secretary. The secretary or his designee shall attend all meetings of the shareholders, and of the board of directors and of any executive committee, and shall preserve in the books of the corporation true minutes of the proceedings of all such meetings. He shall safely keep in his custody the seal of the corporation and shall have authority to affix the same to all instruments where its use is required or permitted. He shall give all notice required by the Act, the articles of incorporation, these bylaws or resolution. He shall perform such other duties as may be delegated to him by the board of directors, any executive committee, or the president.

         SECTION 10. TREASURER. The board of directors shall elect a treasurer. The treasurer shall have custody of all corporate funds and securities and shall keep in books belonging to the corporation full and accurate accounts of all receipts and disbursements; he shall deposit all monies, securities and other valuable effects in the name of the corporation in such depositories as may be designated for that purpose by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors whenever requested, an account of all his transactions as treasurer and of the financial condition of the corporation. If required by the board of directors, he shall keep in force a bond in form, amount and with a surety or sureties satisfactory to the board of directors, conditioned for faithful performance of the duties of his office, and for restoration to the corporation in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and property of whatever kind in his possession or under his control belonging to the corporation. He shall perform such other duties as may be delegated to him by the board of directors, any executive committee, or the president.

         SECTION 11. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretary or assistant secretaries, in the absence or disability of the secretary, shall perform the duties and exercise the powers of the secretary. The assistant treasurer or assistant treasurers, in the absence or disability of the treasurer, shall perform the duties and exercise the powers of the treasurer. Any assistant treasurer, if required by the board of directors, shall keep in force a bond as provided in Section 9, Article V. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or by the treasurer, respectively, or by the board of directors, any executive committee, or the president.

         SECTION 12. DELEGATION OF AUTHORITY AND DUTIES BY BOARD OF DIRECTORS. All officers, employees and agents shall, in addition to the authority conferred, or duties imposed on them by these bylaws, have such authority and perform such duties in the

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management of the corporation as may be determined by resolution of the board of directors not inconsistent with these bylaws.

                                   ARTICLE VI
                                 INDEMNIFICATION

         SECTION 1. THIRD-PARTY ACTIONS. The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and not in a fashion that would derive upon him an improper personal benefit, and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person acted, or failed to act, other than in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his conduct was unlawful.

         SECTION 2. ACTIONS IN THE RIGHT OF THE CORPORATION. The corporation shall indemnify any person who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, but excluding judgments and fines, and except as herein set forth, amounts paid in settlement, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         SECTION 3.  MANDATORY AND PERMISSIVE PAYMENTS.

                  (a) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in

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
Sections 1 or 2 of this Article VI, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith.

                  (b) Any indemnification under Sections 1 or 2 of this Article VI, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 or 2 of this
Article VI. Such determination shall be made in either of the following ways:

                  (1) By the board of directors by a majority vote consisting of directors who were not parties to such action, suit or proceeding.

                  (2) If such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel who may be the regular counsel of the corporation in a written opinion.

                  (3) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding shall not be voted on the determination.

         SECTION 4. EXPENSE ADVANCES. Expenses incurred in defending a civil or criminal action, suit or proceeding described in Sections 1 or 2 of this Article VI may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, as authorized in the manner provided in subsection
(b) of Section 3 of this Article VI, upon receipt of written affirmation of the party's good faith belief that he has met the standard of conduct described in section 10-851 of the Act, and an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is not entitled to be indemnified by the corporation. The corporation shall pay an outside director's--that being a director who, when serving as a director, was not an officer, employee, or holder of more than five per cent of the outstanding shares of any class or stock of the corporation--expenses in advance of a final disposition of a proceeding, upon his satisfying the requirements under this Section.

         SECTION 5. VALIDITY OF PROVISIONS. A provision made to indemnify directors or officers of any action, suit or proceeding referred to in Sections 1 or 2 of this Article VI, whether contained in the articles of incorporation, these bylaws, a resolution of shareholders or directors, an agreement or otherwise, shall be invalid only insofar as it is in conflict with Sections 1 to 5 of this Article VI. Nothing contained in Sections 1 to 5 of this Article VI shall affect any rights to indemnification to which persons other than directors and officers may be entitled by contract or otherwise by law. The indemnification provided in Sections 1 to 5 of this Article VI continues as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

         SECTION 6. INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another

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
corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have power to indemnify him against such liability under Sections 1 to 5 of this
Article VI.

         SECTION 7. CONSTITUENT CORPORATION. For the purposes of this Article VI, references to the corporation include all constituent corporations absorbed in a consolidation or merger and the resulting or surviving corporation, so that a person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

         SECTION 8. FEDERAL DEPOSIT INSURANCE CORPORATION. Any and all indemnification provisions appearing in the articles of incorporation and/or these here bylaws are hereby effective only to the extent that said bylaws do not conflict with any statute, rule or regulation promulgated by or pursuant to the authority of the Federal Deposit Insurance Corporation, It is recognized that the statutes, rules and regulations of the Federal Deposit Insurance Corporation supersede and control any indemnification provisions found elsewhere.

                                   ARTICLE VII
                               STOCK AND TRANSFERS

         SECTION 1. SHARE CERTIFICATES: REQUIRED SIGNATURES. The shares of capital stock of the corporation shall be represented by certificates signed by the chairman of the board of directors; the vice chairman of the board of directors; the president or a vice president; the treasurer or an assistant treasurer; and the secretary or an assistant secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of the officers may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or its employee. In case an officer who has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer before the certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of issue.

         SECTION 2.  SHARE CERTIFICATES:  REQUIRED PROVISIONS.
A certificate representing shares of capital stock of the corporation shall state upon its face:

                  (a) That the corporation is formed under the laws of this state.

                  (b)      The name of the person to whom issued.

                  (c) The number and class of shares, and the designation of the series, if any, which the certificate represents.

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
                  (d) The par value of each share represented by the certificate, or a statement that the shares are without par value.

A certificate representing shares issued by a corporation which is authorized to issue shares of more than one class shall set forth on its face or back, or state that the corporation will furnish to a shareholder upon request and without charge, a full statement of the designation, relative rights, preferences and limitations of the shares of each class authorized to be issued, and if the corporation is authorized to issue any class of shares in series, the designation, relative rights, preferences and limitations of each series so far as the same have been prescribed and the authority of the board to designate and prescribe the relative rights, preferences and limitations of other services.


         SECTION 3. REPLACEMENT OF LOST OR DESTROYED SHARE CERTIFICATES. The corporation may issue a new certificate for shares or fractional shares in place of a certificate theretofore issued by it, alleged to have been lost or destroyed, and the board of directors may require the owner of the lost or destroyed certificate, or his legal representative, to give the corporation a bond or other security sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged lost or destroyed certificate or the issuance of such new certificate.

         SECTION 4. REGISTERED SHAREHOLDERS. The corporation shall have the right to treat the registered holder of any share of capital stock as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share of capital stock on the part of any other person, whether or not the corporation shall have express or other notice thereof, except as may be otherwise provided by applicable law.

         SECTION 5. TRANSFER AGENT AND REGISTRAR. The board of directors may appoint a transfer agent and a registrar for the registration of transfers of its securities.

         SECTION 6. REGULATIONS. The board of directors shall have power and authority to make all such rules and regulations as the board shall deem expedient, regulating the issue, transfer and registration of certificates for shares of capital stock of this corporation.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

         SECTION 1. DIVIDENDS OR OTHER DISTRIBUTIONS IN CASH OR PROPERTY. By action of the board of directors, the corporation may declare and pay dividends or make other distributions in cash, bonds or property, including the shares or bonds of other corporations, on its outstanding shares of capital stock, except when currently the corporation is insolvent or would thereby be made insolvent, or when the declaration, payment or distribution would be contrary to any restriction contained in the articles of incorporation. Dividends may be declared or paid and other distributions may be made out of surplus only. A dividend paid or any other distribution made, in any part, from sources other than earned surplus, shall be accompanied by a written notice (a) disclosing the amounts by which the dividend or distribution affects stated

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
capital, capital surplus, and earned surplus, or (b) if such amounts are not determinable at the time of the notice, disclosing the approximate effect of the dividend or distribution upon stated capital, capital surplus, and earned surplus and stating that the amounts are not yet determinable.

         SECTION 2. RESERVES. The board of directors shall have power and authority to set apart, out of any funds available for dividends, such reserve or reserves, for any proper purpose, as the board in its discretion shall approve, and the board shall have the power and authority to abolish any reserve created by the board.

         SECTION 3. VOTING SECURITIES. Unless otherwise directed by the board, the chairman of the board or president, or in the case of their absence or inability to act, the vice presidents, in order of their seniority, shall have full power and authority on behalf of the corporation to attend and to act and to vote, or to execute in the name or on behalf of the corporation, a consent in writing in lieu of a meeting of shareholders or a proxy authorizing an agent or attorney-in-fact for the corporation to attend and vote at any meetings of security holders of corporation in which the corporation may hold securities, and at such meetings he or his duly authorized agent or attorney-in-fact shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the corporation might have possessed and exercised if present. The board, by resolution from time to time, may confer like power upon any other person or persons.

         SECTION 4. CHECKS. All checks, drafts and orders for the payment of money shall be signed in the name of the corporation in such manner and by such officer or officers or such other person or persons as the board of directors shall from time to time designate for that purpose.

         SECTION 5. CONTRACTS, CONVEYANCES, ETC. When the execution of any contract, conveyance or other instrument has been authorized without specification of the executing officers, the chairman of the board, president or any vice president, and the secretary or assistant secretary, may execute the same in the name and on behalf of this corporation and may affix the corporate seal thereto. The board of directors shall have power to designate the officers and agents who shall have authority to execute any instrument in behalf of this corporation.

         SECTION 6. CORPORATE BOOKS AND RECORDS. The corporation shall keep books and records of account and minutes of the proceedings of its shareholders, board of directors and executive meetings, if any. The books, records and minutes may be kept outside this state. The corporation shall keep at its registered office, or at the office of its transfer agent within or without this state, records containing the names and addresses of all shareholders, the number, class and series of shares of capital stock held by each, and the dates when they respectively became holders of record thereof, and all other records required to be kept pursuant to 10-1601(E) of the Act. Any of such books, records or minutes may be in written form or in any other form capable of being converted into written form within a reasonable time. The corporation may impose a reasonable charge covering the costs of labor and material for copies of any documents provided to the shareholders. The charge shall not exceed the estimated cost of production or reproduction of the records.


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         SECTION 7.  INSPECTION OF CORPORATE BOOKS AND RECORDS.  Any person who shall have been a holder of record of shares or of a voting trust beneficial interest therefor at least six months immediately preceding his demand or shall be the holder of record of, or the holder of record of a voting trust beneficial interest for, at least five per cent of all the outstanding shares of the corporation, is entitled to inspect and copy any of the records of the corporation described in section 10-1601, subsection E during regular business hours at the corporation's principal office, if the shareholder gives the corporation written notice of its demand as provided in section 10-141 at least five business days before the date on which it wished to inspect and copy.

         SECTION 8. FISCAL YEAR. The fiscal year of the corporation shall be the calendar year.


         SECTION 9. SEAL. If the corporation has a corporate seal, it shall have inscribed thereon the name of the corporation and the words "Corporate Seal" and "Arizona". The seal may be used by causing it or a facsimile to be affixed, impressed or reproduced in any other manner.

                                   ARTICLE IX
                                   AMENDMENTS

         SECTION 1. The board of directors may alter, amend, or repeal the bylaws or adopt new bylaws, except as otherwise provided in the articles of incorporation. Such action may be taken by written consent or at any meeting of the board of directors; provided that if notice of any such meeting is required by these bylaws, the notice of the meeting shall contain notice of the proposed amendment, repeal or new bylaws. Any bylaw hereafter made by the shareholders shall not be altered or repealed by the board without the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the corporation entitled to vote.



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